Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Gerry Wang, David Spivak and Mark Chu, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the following registration statements under the Securities Act of 1933: Registration Statement No. 333-200639; Registration Statement No. 333-195571; Registration Statement No. 333-211545, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Each of the undersigned has executed this Power of Attorney as of February 24, 2017.

Signature	Title

/s/ Kyle R. Washington Kyle R. Washington	Co-Chairman of the Board

/s/ Gerry Wang Gerry Wang	Chief Executive Officer and Co-Chairman of the Board (Principal Executive Officer)

/s/ David Spivak David Spivak	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John C. Hsu John C. Hsu	Director

/s/ Harald H. Ludwig Harald H. Ludwig	Director

/s/ David Lyall David Lyall	Director

/s/ Nicholas Pitts-Tucker Nicholas Pitts-Tucker	Director

/s/ Graham Porter Graham Porter	Director

/s/ Peter S. Shaerf Peter S. Shaerf	Director